                                  COMMON STOCK

                        JEFFERSON GUARANTY BANCORP, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 3, 1996

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) ___________________________________, or either of them, the proxy of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Jefferson Guaranty Bancorp, Inc. ("the Company") to be held on December 3, 1996, and any adjournment(s) thereof, and to vote all shares of Common Stock of the Company the undersigned is entitled to vote at the meeting:

               1. Upon the proposal to approve an Agreement and Plan of Merger (the "Agreement"), dated as of August 22, 1996, among Deposit Guaranty Corp. ("DGC"), Deposit Guaranty Louisiana Corp. ("DGLA") and Deposit Guaranty National Bank of Louisiana ("DGNB"), on the one hand, and the Company and Jefferson Guaranty Bank ("JGB") on the other hand, pursuant to which (a) the Company will merge into DGLA (the "Merger") and JGB will merge into DGNB (the "Bank Merger"), and (b) each outstanding share of Company Common Stock will be converted into either .637363 shares of DGC common stock or the right to receive $29.00 in cash, and (ii) each share of JGB Preferred Stock will be converted into either 63.7363 shares of DGC common stock or the right to receive $2,900.00 in cash, in each case at the election of the holder of the Company shares in accordance with the terms of the Agreement.

         [ ]   FOR        [ ]   AGAINST          [ ]   ABSTAIN

               2. Upon approval of the purchase by the Company of warrants to purchase 56,284 shares of Company Common Stock held by A. Peyton Bush for the consideration described in the accompanying Proxy Statement/Prospectus and to pay a $210,000 bonus to A. Peyton Bush immediately prior to consummation of the Merger and the Bank Merger.

         [ ]   FOR        [ ]   AGAINST          [ ]   ABSTAIN

               3. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof.

         THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESIGNATED HEREIN.

Dated:
      ---------------

------------------------------------

------------------------------------
Signature of Shareholder(s)

         PLEASE SIGN YOUR NAME HERE EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATES. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE.

                                PREFERRED STOCK

                        JEFFERSON GUARANTY BANCORP, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 3, 1996

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoint(s) ______________________________, or either of them, the proxy of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Jefferson Guaranty Bancorp, Inc. ("the Company") to be held on December 3, 1996, and any adjournment(s) thereof, and to vote all shares of Preferred Stock of the Company the undersigned is entitled to vote at the meeting:


               1. Upon approval of the purchase by the Company of warrants to purchase 56,284 shares of Company Common Stock held by A. Peyton Bush for the consideration described in the accompanying Proxy Statement/Prospectus and to pay a $210,000 bonus to A. Peyton Bush immediately prior to consummation of the Merger and the Bank Merger.

         [ ]   FOR                [ ]   AGAINST             [ ]   ABSTAIN

               2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof.


         THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESIGNATED HEREIN.

Dated:
      ---------------

      ------------------------------------

      ------------------------------------
      Signature of Shareholder(s)


PLEASE SIGN YOUR NAME HERE EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATES. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE.

                    LETTER OF TRANSMITTAL AND ELECTION FORM
           FOR EXCHANGE OF STOCK OF JEFFERSON GUARANTY BANCORP, INC.


THE ACCOMPANYING INSTRUCTIONS SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

Print Name and Address
of Registered Owner (s):
                                    ===========================================
                                                Description of JGB
                                                Shares Transmitted*
                                    -------------------------------------------
----------------------------                           Common
                                       Certificate       or       Number of
----------------                         Number       Preferred   JGB Shares
                                    -------------------------------------------

----------------------------        -------------------------------------------

----------------                    -------------------------------------------

----------------------------        -------------------------------------------

----------------                    -------------------------------------------

----------------------------        ===========================================
                                     *Please attach additional signed sheets
----------------                     if necessary.

----------------------------

----------------



To:      Deposit Guaranty Corp.
         c/o Jefferson Guaranty Bank
         3525 North Causeway Blvd.
         Metairie, LA 70002

         Attn:   Harold N. Garic


         Pursuant to the Agreement and Plan of Merger (the "Plan") between Jefferson Guaranty Bancorp, Inc. ("JGB") and Deposit Guaranty Corp. ("DGC"), as the registered holder or assignee of the above shares represented by the stock certificate(s) referred to above, I hereby transmit them for exchange for certificate(s) of DGC common stock, cash or a combination of the two pursuant
to the Election included herein.   I hereby represent and warrant that I have
full power and authority to assign the shares and make the Election and will, upon request, execute and deliver any additional documents deemed by DGC to be necessary or desirable to complete the exchange. All authority herein conferred will survive my death or incapacity, and any of my obligations hereunder shall be binding on my heirs, personal representatives, successors, and assigns.

                                    ELECTION

IMPORTANT:     TO BE EFFECTIVE, YOUR ELECTION MUST BE RECEIVED BY JGB NO LATER
               THAN 8:00 A.M., NEW ORLEANS TIME, ON DECEMBER 3, 1996

         Subject to the terms of the Plan, I hereby elect, as indicated below, to have my shares of stock of JGB ("JGB Stock") represented by the certificate(s) identified herein converted at the effective time of the Merger referred to in the Plan into (CHECK ONE BOX ONLY):

                 [ ] (1) ALL CASH ELECTION. Cash in the amount of $29 per share of JGB Common Stock and $2,900 per share of JGB Preferred Stock (the "All Cash Election"); or

                 [ ] (2)   ALL STOCK ELECTION.  .637363 shares of  DGC Common
         Stock per share of JGB Common Stock and 63.7363 shares of DGC Common Stock per share of JGB Preferred Stock (the "All Stock Election"); or

                 [ ] (3)   COMBINATION ELECTION.  A combination of DGC Common
         Stock and cash as described below (the "Combination Election") (Use the lines below to indicate which certificate(s) listed above you wish to be converted to cash and which to DGC Common Stock. If you prefer all certificates to be converted in the same proportions, you may simply state the percentage of your total consideration you wish to be payable in cash and the percentage you wish to be payable in DGC Common Stock).

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

NOTE: THE TAX CONSEQUENCES OF AN ELECTION CAN VARY DEPENDING ON THE ELECTION CHOSEN. FOR INFORMATION ON THE FEDERAL INCOME TAX CONSEQUENCES OF EACH TYPE OF ELECTION, SEE "THE MERGERS -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THE PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS SHOULD CONSULT THEIR OWN ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING STATE AND LOCAL TAX EFFECTS.


[ ] Check here if this is a revocation of an earlier Election and a change of Election.

[ ]      Check here if this is a joint Election relating to JGB Stock held in
         more than one name.   See Election Instruction 1c.

                                  TRANSMITTAL

         Unless otherwise indicated herein under Special Exchange Instructions below, please issue any shares of DGC common stock and cash to which I am entitled into my name and send the certificate(s) for any shares to me at the address shown on JGB's stock records.

 Special Exchange Instructions                                  Special Delivery Instructions

 To be completed only if certificate(s) for DGC                 To be completed only if certificate(s) for DGC
 common stock, and check, if any, are to be                     common stock, and check, if any, issued in the
 issued in the name of and sent to someone other                name of the undersigned are to be sent to
 than the undersigned.                                          someone other than the undersigned or to an
                                                                address other than that shown below.
 Issue DGC stock certificate(s) and check, if any,
 in the name of:

 Name                                                           Mail DGC stock certificate(s), and check, if
      ------------------------------------------                any, to:
                     (Please print)
 Address                                                        Name
        ----------------------------------------                     -----------------------------------------
                                                                                    (Please print)
 -----------------------------------------------                Address
                                                                       ---------------------------------------
 -----------------------------------------------
                             Zip Code                           ----------------------------------------------

 -----------------------------------------------                ----------------------------------------------
 Tax Identification No. or Social Security No.                                                      Zip Code

PLEASE SIGN BELOW (includes Substitute Form W-9)

Under penalties of perjury, I certify (i) that the number shown below is my correct Taxpayer Identification Number (TIN) and (ii) that I am not subject to backup withholding, either because I have not been notified that I am subject to backup withholding, or because the IRS has notified me that I am no longer subject to backup withholding. (NOTE: You must strike out clause (ii) if you have been notified that you are subject to backup withholding and you have not received a notice from the IRS advising you that backup withholding has been terminated.)

Tax Identification or
Social Security No.
                     -------------------------------

----------------------------------------------------

----------------------------------------------------
          (Signature (s) of Shareholder (s))

Dated:
        --------------------------------------------
Name (s)
          ------------------------------------------

----------------------------------------------------
                  (Please Print)

Capacity (if applicable)
                        ---------------------------------
Address
       --------------------------------------------------

---------------------------------------------------------

             Zip Code

Signature (s) Guaranteed By:
                            ----------------------------------------
                                 (If required - See Transmittal Instruction 2)
---------------------------------

(Must be signed by registered holder (s) as name (s) appear on stock certificate (s) or by person (s) authorized to become registered holders by certificates and documents transmitted. If signing is by trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Transmittal Instruction 2.)


                        ------------------------------

                            ELECTION INSTRUCTIONS


1.  Special Conditions

         a. Time in Which to Make An Election. To be effective, an Election on this Form (or a facsimile hereof), properly completed, must be received by JGB no later than 8:00 A.M., New Orleans time, on November 20, 1996 ("Election Deadline"). A holder of JGB Stock whose Election is not so received will be considered a Non-Electing Stockholder. See Election Instruction 3 below.

         b. Change or Revocation of Election. A person who has made an Election may at any time prior to the Election Deadline change his Election by submitting a revised Election on this Form (or a facsimile thereof), properly completed and signed, that is received prior to the Election Deadline.

         c.  Joint Elections.  For purposes of Elections, holders of JGB
Stock who join in making a joint Election will be considered to be a single holder of JGB Stock. Joint Elections may be submitted only by (i) persons who hold certificates registered in different forms of the same name (e.g., "John Smith" on one certificate and "J. Smith" on another), (ii) persons holding certificates in their names and certificates as custodian for minor children or trustee of a trust of which they or their minor children are the sole beneficiaries, (iii) parents with respect to certificates registered in their names and certificates registered in the names of their minor children, (iv) persons holding certificates in their names and certificates jointly with their spouses, (v) persons who hold certificates in their names and in IRA accounts, or (vi) persons holding certificates in their own names and through a nominee
such as a corporation of which they own all outstanding shares.   If this
Election is submitted as a joint Election, each record holder of JGB Stock covered hereby must properly sign this Form in accordance with Transmittal Instruction 2, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certificate that the persons submitting a joint Election are eligible to do so.


2.  All Cash, All Stock, and Combination Elections

         a. All Cash Election. Each holder of JGB Stock may elect to have all of such holder's shares of JGB Stock converted, upon consummation of the Merger, solely into the right to receive in cash $29 per share of JGB Common Stock and $2,900 per share of JGB Preferred Stock by checking the All Cash Election box, subject to possible adjustment as described in Election Instruction 4.

         b. All Stock Election. Each holder of JGB Stock may elect to have all of such holder's shares of JGB Stock converted, upon consummation of the Merger, solely into shares of DGC Common Stock, at the exchange ratio of
 .637363 shares of DGC Common Stock per share of JGB Common Stock and 63.7363 shares of DGC Common Stock per share of JGB Preferred Stock, by checking the All Stock Election box, subject to possible adjustment as described in Election Instruction 4.

         c. Combination Election. Each holder of JGB Stock may elect to have a portion of such holder's shares of JGB Stock converted, upon consummation of the Merger, into the right to receive cash ($29 per share in the case of JGB Common Stock and $2,900 per share in the case of JGB Preferred Stock), and a portion converted into shares of DGC Common Stock (.637363 shares of DGC Common Stock per share of JGB Common Stock and 63.7363 shares per share of JGB Preferred Stock) by checking the Combination Election box and providing instructions as to the combination of DGC Common Stock and cash elected, subject to possible adjustment as described in Election Instruction 4.



3.  Shares As to Which No Election is Made

         A holder of JGB Stock who does not make a valid Election or who properly revokes his Election without making a new Election ("Non-Electing Stockholder") or who fails to make a valid Election for all of his JGB Stock will be deemed to have made the Cash Election with respect to the unelected shares and will have such unelected shares converted into cash, subject to possible adjustment as described in Election Instruction 4.

4. Possible Adjustments


         a. If a JGB stockholder makes a Combination Election with respect to more than the number of shares of JGB Stock he owns, the excess will be eliminated by first reducing the number of shares of DGC Common Stock elected and thereafter, if necessary, reducing the amount of cash elected. If the shareholder makes any Election with respect to fewer shares of JGB Stock than he owns, he or she will be deemed to have elected cash with respect to the shares as to which he or she did not make an election.

         b. The Plan generally provides that not more than 80% and not less than 55% of the total JGB stock, as defined, may be exchanged for DGC Common Stock, and not more than 45% or less than 20% may be exchanged for cash. If as a result of Elections the number of shares of DGC Common Stock elected or the total amount of cash elected would exceed these limitations, then cash or DGC Common Stock, as the case may be, will be allocated pro rata among all electing shareholders so that the limitations will not be exceeded.

         c.    No fractional shares of DGC Common Stock will be issued.
Rather, cash will be paid in lieu of any fractional share interest to which any JGB stockholder would be entitled.


                            TRANSMITTAL INSTRUCTIONS

1.       DELIVERY OF FORM AND CERTIFICATE (S)

         Stock certificate (s) for all shares of JGB Stock together with this Form, properly completed and duly executed, and any other documents required by this Form, should be mailed or delivered to the address set forth herein. The method of delivery is at the option and risk of the stockholder. If delivery is by mail, it is recommended that registered mail with return receipt requested, properly insured, be used. If the space provided on Page 1 of this Form is inadequate, the certificate number (s) and number of JGB share (s) should be listed on a separate signed schedule and attached hereto.

2.       SIGNATURE (S) ON FORM, STOCK POWERS AND ENDORSEMENTS, GUARANTEE OF
         SIGNATURES

         If this Form is signed by the registered holder of the certificate(s) transmitted herewith, the signature must correspond with the name as written on the face of the certificate(s) without alteration, enlargement, or any change whatsoever. If the certificate(s) are owned of record by two or more joint owners, all such owners must sign.

         If any shares of JGB Stock transmitted herewith are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate Forms as there are different registrations of certificate(s).

         When this Form is signed by the registered holder or holders of the certificate(s) listed and transmitted herewith, no endorsements of certificate(s) or separate stock powers are required. If, however, the certificate(s) for any shares of DGC Common Stock or checks for any cash payments are to be issued in the name of a person other than the registered holder, then endorsement of certificate(s) transmitted herewith or separate stock powers are required.

         If this Form is signed by a person other than the registered holder or holders of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders appear on the certificate(s).

         If this Form or any certificate(s) or such powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to DGC of their authority so to act must be submitted.

         Signatures on certificate(s) or on separate stock powers required by this Transmittal Instruction 2 must be guaranteed by a member of a registered national securities exchange or the National Association of Security Dealers, Inc. or by a commercial bank or trust company in the United States ("Guarantor Institution"). Signatures must be guaranteed by a Guarantor Institution unless the shares of JGB Stock are transmitted by a registered holder of such shares who has not completed either of the boxes entitled Special Exchange Instructions or Special Delivery Instructions on this Form.

3.       TRANSFER TAXES

         If any transfer or other taxes may become payable by reason of the issuance of any certificates representing shares of DGC Common Stock in any name other than that of the registered holder of the JGB certificate, such transferee or assignee must pay such tax to DGC or must establish to DGC's reasonable satisfaction that such tax has been paid or is not payable.

4.       CORRECTION OF OR CHANGE IN NAME

         For a correction of name or for a change in name which does not involve a change of ownership, please complete the Special Exchange Instructions box on page 2 of this Form and proceed as follows: for a change in name by marriage, etc., the JGB certificate(s) should be endorsed, e.g., "Mary Brown, now by marriage Mary Smith," with the endorsement signature guaranteed as described in Transmittal Instruction 2. For a correction in name, the JGB certificate(s) should be endorsed, e.g., "James E. Brown, incorrectly inscribed as J. E. Brown, " with the endorsement signature guaranteed as described in Transmittal Instruction 2.

5.       DESTROYED, LOST, OR STOLEN CERTIFICATE

         If certificate(s) for JGB Stock have been destroyed, lost or stolen, in lieu of delivering or surrendering such certificates(s), registered holders of such certificate(s) may furnish evidence satisfactory to DGC, in its discretion, of the ownership of and the destruction, loss, or theft of such certificates; furnish to DGC indemnity satisfactory to it, in its discretion; and comply with such other reasonable regulations as DGC may prescribe.

6.       BACKUP WITHHOLDING

         Each stockholder is required to provide a correct Taxpayer Identification Number on Substitute Form W-9 and to indicate that the stockholder is not subject to withholding, if applicable. Under federal income tax laws, payers must generally withhold 31% of taxable interest, dividend, and certain other payments if you fail to furnish payers with the correct Taxpayer Identification Number (referred to as backup withholding). To avoid backup withholding, be sure to provide the correct Taxpayer Identification Number of the record owner of the account. If the account belongs to an individual, the social security number is the taxpayer identification number.

7.       ADDITIONAL COPIES;  QUESTIONS

         Additional copies of this Form may be made by photocopy or obtained from JGB at the address set forth on the first page hereof or by telephone to Harold N. Garic at (504) 838-4558. Any questions concerning the exchange procedures or the completion of this Form may be directed to Mr. Garic at this telephone number.